As filed with the Securities and Exchange Commission on May 20, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIGROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1568099
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

388 Greenwich Street New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)

Citigroup 2014 Stock Incentive Plan

(Full Title of the Plan)

Rohan Weerasinghe

General Counsel

Citigroup Inc.

388 Greenwich Street

New York, NY 10013

(Name and Address of Agent for Service)

(212) 559-1000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.01 par value per share (“Common Stock”)(1)	20,000,000	$43.7850(2)	$875,700,000	$88,183

(1)	Represents Common Stock issuable under the Citigroup 2014 Stock Incentive Plan. In addition, this registration statement also relates to such indeterminable number of additional shares of Common Stock as may be issuable pursuant to stock splits, stock dividends or similar transactions.

(2)	The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common Stock as reported in the consolidated reporting system on May 13, 2016.

EXPLANATORY NOTE

On April 26, 2016, stockholders of Citigroup Inc. (the “Registrant”) approved an amendment to the Citigroup 2014 Stock Incentive Plan (the “Plan”) that increased its share authorization by 20,000,000 shares. The shares registered on this Registration Statement are in addition to the shares previously registered on a Registration Statement on Form S-8 filed in connection with the Plan on June 6, 2014 (File No. 333-196569), the contents of which are hereby incorporated by reference, and to the additional 20,000,000 shares registered on a Registration Statement on Form S-8 filed on May 1, 2015 (File No. 333-203791) in connection with an amendment to the Plan approved by the Registrant’s stockholders on April 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 20, 2016.

CITIGROUP INC. (Registrant)

By	/s/ John C. Gerspach
John C. Gerspach Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on May 20, 2016.

Signatures	Title

/s/ Michael L. Corbat Michael L. Corbat	Chief Executive Officer and Director (Principal Executive Officer)
/s/ John C. Gerspach John C. Gerspach	Chief Financial Officer (Principal Financial Officer)
/s/ Jeffrey R. Walsh Jeffrey R. Walsh	Controller (Principal Accounting Officer)
* Ellen M. Costello	Director

* Duncan Hennes	Director

* Peter Blair Henry	Director

* Franz B. Humer	Director
* Renee J. James	Director
* Eugene McQuade	Director

* Michael E. O’Neill	Director (Chairman)

* Gary M. Reiner	Director

* Judith Rodin	Director

* Anthony M. Santomero	Director

Joan E. Spero	Director

* Diana L. Taylor	Director

William S. Thompson	Director

* James S. Turley	Director

* Ernesto Zedillo Ponce de Leon	Director

*By:	/s/ John C. Gerspach
John C. Gerspach Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Citigroup 2014 Stock Incentive Plan (as amended and restated effective April 26, 2016), incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on April 29, 2016 (File No. 001-09924)

4.2	Restated Certificate of Incorporation of Citigroup Inc., as amended, as in effect on the date hereof, incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (File No. 001-09924)

4.3	By-laws of Citigroup Inc., as amended, as in effect on the date hereof, incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed on October 27, 2015 (File No. 001-09924)

5.1*	Opinion of Pamela Scott, with respect to the legality of the securities being registered

23.1*	Consent of Pamela Scott (included in the opinion filed as Exhibit 5)

23.2*	Consent of KPMG LLP

24.1*	Powers of Attorney of the directors of the Registrant

*	Filed herewith